                                                                     EXHIBIT 2.1




                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

           STAFFMARK ACQUISITION CORPORATION FOUR and STAFFMARK, INC.

                                      and

                   PERRY BUTLER, TRUSTEE OF THE PERRY BUTLER
            CHARITABLE REMAINDER UNITRUST, dated February 28, 1997,
          CAROLYN J. BUTLER, TRUSTEE OF THE CAROLYN BUTLER CHARITABLE
                  REMAINDER UNITRUST, dated February 28, 1997,
                PERRY BUTLER, CAROLYN J. BUTLER and PAUL SHARPS

                                      and

                             GLOBAL DYNAMICS, INC.


                             Dated:  April 4, 1997

                               TABLE OF CONTENTS


1.      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
        1.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
               Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
               Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
               Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
               Balance Sheet Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
               Butler Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
               Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Certificate of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Conditions Precedent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Delaware Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Disclosure Schedules   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Employee Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Effective Time   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Escrow Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Escrow Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Global Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               Global Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
               HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               Lien   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               Lock-Up and Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               Material Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               Material Adverse Effect or Materially Adversely Affect   . . . . . . . . . . . . . . . . . . .    3
               Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               Merger Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               Permitted Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               Registration Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               Related Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               SAC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

               SAC Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               SEC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
               Securities Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
               Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
               Sharps Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
               Stockholders' Indemnitees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
               StaffMark  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
               StaffMark Closing Stock Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
               StaffMark Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
               StaffMark's Indemnitees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
               StaffMark SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
               Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
               Tax or Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
               Taxing Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

2.      REORGANIZATION AND MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
        2.1    Plan of Reorganization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
        2.2    Effect of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
        2.4    The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
        2.5    Actions at the Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

3.      CONVERSION OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
        3.1    Conversion of the Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
        3.2    Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
        3.3    Escrow   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
        3.4    Exchange of Global Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

4.      REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS INDIVIDUALLY . . . . . . . . . . . . . . . . . . .    7
        4.1    Ownership of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
        4.2    Authority Relative to this Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
        4.3    Common Stock of StaffMark  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

5.      REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS AND THE CORPORATION  . . . . . . . . . . . . . . . . .   10
        5.1    Existence of Corporation; Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
        5.2    Shares of the Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
        5.3    Subsidiaries and Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
        5.4    Financial Statements and No Material Changes   . . . . . . . . . . . . . . . . . . . . . . . .   11
        5.5    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
        5.6    Title to Properties; Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
        5.7    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
        5.8    Leases and Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
        5.9    Validity; Consents.      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

        5.10   Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
        5.11   Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
        5.12   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
        5.13   Absence of Undisclosed Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
        5.14   Compliance with Laws; Licenses and Permits   . . . . . . . . . . . . . . . . . . . . . . . . .   14
        5.15   Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
        5.16   No Changes Prior to Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
        5.17   Broker's or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
        5.18   Significant Customers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
        5.19   Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
        5.20   Proprietary Information of Third Parties   . . . . . . . . . . . . . . . . . . . . . . . . . .   17
        5.21   Employment Contracts and Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
        5.22   Trade Names, Trademarks, and Copyrights  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
        5.23   Governmental Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
        5.24   Certain Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
        5.25   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

6.      REPRESENTATIONS AND WARRANTIES OF STAFFMARK AND SAC . . . . . . . . . . . . . . . . . . . . . . . . .   19
        6.1    Existence of StaffMark; Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
        6.2    Broker's or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
        6.3    Validity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
        6.4    Governmental Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
        6.5    StaffMark Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

7.      COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        7.1    Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        7.2    Exclusive Dealing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        7.3    Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        7.4    Commercially Reasonable Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        7.5    Review of the Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        7.6    Governmental Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        7.7    Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        7.8    Corporate Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        7.9    Employee Stock Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        7.10   Reorganization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        7.11   Preparation and Filing of Tax Returns.   . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
        7.12   Employee Bonuses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

8.      CONDITIONS TO STAFFMARK'S AND SAC'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
        8.1    Stockholders' and Corporation's Organizational Approval  . . . . . . . . . . . . . . . . . . .   24
        8.2    Governmental and Third Party Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
        8.3    Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
        8.4    Opinion of Stockholders' Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
        8.5    Truth of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
        8.6    Performance of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
        8.7    Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

        8.8    Resignation of the Corporation's Directors and Officers  . . . . . . . . . . . . . . . . . . .   25
        8.9    Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        8.10   No Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        8.11   Delivery of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        8.12   Escrow Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        8.13   Affiliate's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        8.14   Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        8.15   Lock-Up and Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .   25

9.      CONDITIONS TO STOCKHOLDERS' OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        9.1    StaffMark's Organizational Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        9.2    Good Standing Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        9.3    Opinion of StaffMark's Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        9.4    Truth of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        9.5    Governmental Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        9.6    Performance of Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        9.7    Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        9.8    Delivery of Shares and Cash; Closing Documents   . . . . . . . . . . . . . . . . . . . . . . .   26
        9.9    Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        9.10   Escrow Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        9.11   Affiliate's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        9.12   Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
        9.13   Lock-Up and Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .   27

10.     CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
        10.1   Delivery by Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
        10.2   Delivery by StaffMark and SAC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

11.     SURVIVAL OF REPRESENTATIONS; INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
        11.1   Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
        11.2   Indemnification by Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
        11.3   Notice to Stockholder, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
        11.4   Indemnification by Staffmark   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
        11.5   Notice to StaffMark, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
        11.6   Survival of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
        11.7   Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

12.     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
        12.1   Knowledge of Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
        12.2   Knowledge of StaffMark   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
        12.3   Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
        12.4   Captions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
        12.6   Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
        12.7   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
        12.8   Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
        12.9   Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

        12.10  Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
        12.11  Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
        12.12  Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
        12.13  Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
        12.14  Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
        12.15  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                      AGREEMENT AND PLAN OF REORGANIZATION


        This AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 4, 1997, is entered into by and among STAFFMARK ACQUISITION CORPORATION FOUR ("SAC"), a Delaware corporation and a wholly-owned subsidiary of STAFFMARK, INC., a Delaware corporation ("StaffMark"); PERRY BUTLER, TRUSTEE OF THE PERRY BUTLER CHARITABLE REMAINDER UNITRUST, DATED FEBRUARY 28, 1997 (THE "PERRY BUTLER CRT"), CAROLYN J. BUTLER, TRUSTEE OF THE CAROLYN J. BUTLER CHARITABLE REMAINDER UNITRUST, DATED FEBRUARY 28, 1997 (THE "CAROLYN BUTLER CRT"), PERRY BUTLER AND CAROLYN J. BUTLER, INDIVIDUALLY (COLLECTIVELY WITH THE PERRY BUTLER CRT AND THE CAROLYN BUTLER CRT, THE "BUTLERS"), AND PAUL SHARPS, INDIVIDUALLY (each individually a "Stockholder" and collectively as "Stockholders"); and GLOBAL DYNAMICS, INC., a Delaware corporation (the "Corporation").

                                   RECITALS:

        A. Stockholders have represented that they own all of the outstanding capital stock of the Corporation. The Board of Directors of each of SAC, the Corporation and the Stockholders of the Corporation have approved the merger of the Corporation with and into SAC pursuant to this Agreement, the Certificate of Merger set forth in Exhibit A hereto and the transactions contemplated hereby, in accordance with the applicable provisions of the statutes of the State of Delaware, which permits such Merger.

        B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        C. Each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto.

        THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.      DEFINITIONS

        1.1 DEFINITIONS. As used herein, the following terms have the respective meanings set forth below or set forth in the Section of the Agreement following such term:

        ACCOUNTS RECEIVABLE shall have the meaning set forth in Section 5.19.

        AGREEMENT means this Agreement and Plan of Reorganization among StaffMark, SAC, Stockholders and the Corporation, dated April 4, 1997, as the same may be amended from time to time, together with all schedules and exhibits thereto.

        BALANCE SHEET shall have the meaning set forth in Section 5.4.

        BALANCE SHEET DATE shall have the meaning set forth in Section 5.4.

        BUTLER SHARES shall have the meaning set forth in Section 3.1.

        CODE shall mean the Internal Revenue Code of 1986, as amended.

        CERTIFICATE OF MERGER shall have the meaning set forth in Section 2.1.

        CERTIFICATES shall have the meaning set forth in Section 3.4.

        CLAIMS shall mean the creation of any claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances or restrictions whatsoever.

        CLOSING shall have the meaning set forth in Section 2.4

        CLOSING DATE means the date on which the Closing actually occurs, which shall be on April 4, 1997, unless otherwise agreed by the parties, but shall not in any event be prior to the satisfaction or waiver of and the conditions to Closing set forth in Sections 8 and 9 herein.

        CONDITIONS PRECEDENT shall have the meaning set forth in Sections 8 and 9.

        CORPORATION means Global Dynamics, Inc., a Delaware corporation.

        DAMAGES shall have the meaning set forth in Section 11.2.

        DELAWARE ACT means the Delaware General Corporation Law.

        DISCLOSURE SCHEDULES shall have the meaning set forth in Section 5.

        DOCUMENTS shall have the meaning set forth in Section 4.2.

        EFFECTIVE DATE shall have the meaning set forth in Section 2.4.

        EMPLOYEE PLAN shall have the meaning set forth in Section 5.2.

        EMPLOYMENT AGREEMENTS shall have the meaning set forth in Section 8.9.

        EFFECTIVE TIME shall have the meaning set forth in Section 2.2.

        ERISA means the Employee Retirement Income Security Act of 1974, as amended.

        ESCROW AGREEMENT shall have the meaning set forth in Section 3.3.

        ESCROW SHARES shall have the meaning set forth in Section 3.3.

        FINANCIAL STATEMENTS shall have the meaning set forth in Section 5.4.

        GLOBAL COMMON STOCK means the Common Stock, par value $.01 per share, of the Corporation.

        GLOBAL STOCK means all issued and outstanding shares of Global Common Stock.

        HSR ACT means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        LIEN means any mortgage, pledge, claim, lien, charge, encumbrance, security interest or defect in title of any kind or nature, other than Permitted Liens.

        LOCK-UP AND REGISTRATION RIGHTS AGREEMENT shall have the meaning set forth in Section 3.1.

        MATERIAL CHANGE shall have the meaning set forth in Section 5.4.

        MATERIAL ADVERSE EFFECT OR MATERIALLY ADVERSELY AFFECT means any individual occurrence or event, or to cause any such occurrence or event, which results in loss or damage to the Corporation in excess of $50,000.

        MERGER means the merger of the Corporation with and into SAC, pursuant to the Delaware Act.

        OPTION shall have the meaning set forth in Section 6.6.

        OPTION SHARES shall have the meaning set forth in Section 6.6.

        PERMITTED LIENS shall have the meaning set forth in Section 5.6.

        PERSON means an individual, sole proprietorship, partnership, corporation, trust, joint venture, unincorporated organization, or a government or agency or political subdivision thereof.

        REGISTRATION RIGHTS AGREEMENT shall have the meaning set forth in
Section 3.1.

        REGISTRATION STATEMENT means StaffMark's registration statement filed with the SEC (No. 333-05713) in connection with its initial public offering of its common stock.

        RELATED PERSON shall have the meaning set forth in Section 5.20.

        RETURNS means any returns and reports (including any information returns) required to be filed for purposes of a particular Tax.

        SAC means StaffMark Acquisition Corporation Four, a Delaware corporation.

        SAC COMMON STOCK means the Common Stock, par value $.01 per share, of SAC.

        SEC means the Securities and Exchange Commission.

        SEC DOCUMENTS shall have the meaning set forth in Section 6.4.

        SEC REPORTS means the Registration Statement, the Form 10-Q for StaffMark for the quarter ended September 30, 1996, StaffMark's Annual Report on Form 10-K/A for the year ended December 31, 1996 and all current reports on Form 8-K which have been filed by StaffMark with the SEC prior to Closing.

        SECURITIES ACT means the Securities Act of 1933, as amended.

        SHARES shall have the meaning set forth in Section 3.1.

        SHARPS SHARES shall have the meaning set forth in Section 3.1

        STOCKHOLDERS' INDEMNITEES shall have the meaning set forth in Section 11.2.

        STAFFMARK means StaffMark, Inc., a Delaware corporation.

        STAFFMARK CLOSING STOCK PRICE means the average of the daily closing price of a share of StaffMark Common Stock as published in The Wall Street Journal on the ten (10) consecutive trading days ending the day before the execution of this Agreement; provided, however, such price shall not exceed $14.00 and shall be no less than $13.50.

        STAFFMARK COMMON STOCK means the Common Stock, par value $.01 per share, of StaffMark.

        STAFFMARK'S INDEMNITEES shall have the meaning set forth in Section
11.4.

        STAFFMARK SEC REPORTS means all forms, reports, schedules, registration statements, definitive proxy statements and other documents filed by StaffMark with the SEC.

        SURVIVING CORPORATION shall have the meaning set forth in Section 2.1.

        TAX OR TAXES means all federal, state, local or foreign taxes and assessments, including net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, occupancy, withholding, payroll, employment, excise, sales, use, property, alternative or add-on minimum, or environmental or taxes, whether disputed or not, together with any interest and penalties, with respect thereto.

        TAXING AUTHORITY means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

2.      REORGANIZATION AND MERGER

        2.1 PLAN OF REORGANIZATION. On the terms and subject to the conditions set forth in this Agreement, the Corporation will merge with and into SAC pursuant to Section 251 of the Delaware Act by filing a Certificate of Merger in substantially the form attached hereto as Exhibit A (the "Certificate of Merger"). SAC and the Corporation shall cause this Agreement to be executed in accordance with the applicable provisions of the Delaware Act. SAC shall be the surviving corporation in the Merger ("Surviving Corporation").

        The Merger shall be effected pursuant to this Agreement. As promptly as practicable, but in no event sooner than the time that all conditions contained herein are satisfied or waived, and in no event more than two (2) business days following the satisfaction or waiver of all of the conditions contained herein, SAC and the Corporation shall cause a Certificate of Merger (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the Delaware Act. The Merger shall become effective at the time ("Effective Time") that SAC and the Corporation file the Certificate of Merger with the Secretary of State of the Sate of Delaware.

        2.2    EFFECT OF THE MERGER.

               (a)     GENERAL.  The Merger shall have the effect set forth in
        Section 251 of the Delaware Act.

               (b) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of SAC in effect at and as of the Effective Time will be the Certificate of Incorporation of the Surviving Corporation with the following amendment to Article One: The name of the Corporation is GLOBAL DYNAMICS, INC.

               (c) BYLAWS. The Bylaws of SAC in effect at and as of the Effective Time shall become the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

               (d) DIRECTORS AND OFFICERS. The directors and officers of SAC in office at and as of the Effective Time shall become the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

               (f) TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

        2.4 THE CLOSING. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at 9:00 a.m. local time at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California, on April 4, 1997, or any other date specified by the parties, but shall be no later than the fifth business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby, other than conditions with respect to actions the respective parties will take at the Closing itself (the "Closing Date"). For accounting purposes, the transaction shall be effective as of April 1, 1997 (the "Effective Date").

        2.5 ACTIONS AT THE CLOSING. At the Closing, (i) the Corporation and the Stockholders will deliver to SAC the various certificates, instruments and documents referred to in Section 10.1 below and (ii) SAC and Staffmark will deliver to the Corporation the various certificates, instruments and documents referred to in Section 10.2 below.

3.      CONVERSION OF SHARES

        3.1    CONVERSION OF THE STOCK.

               (a) GENERAL. The manner of converting the shares of (i) Global Stock and (ii) SAC Common Stock, issued and outstanding immediately prior to the Effective Time of the Merger, respectively, into shares of (x) StaffMark Common Stock and (y) common stock of the Surviving Corporation, respectively, shall be as follows, subject to Sections 3.2 and 3.3:

        At of the Effective Time of the Merger:

               (i) all of the shares of Global Common Stock held by the Butlers issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent
        (1) that number of shares of StaffMark Common Stock set forth on Annex I hereto (the "Butler Shares") and (2) the right to receive the amount of cash set forth on Annex I hereto (the "Cash").

               (ii) all of the shares of Global Common Stock held by Paul Sharps issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent that number of shares of StaffMark set forth in Annex I hereto (the "Sharps Shares," collectively with the Butler Shares, the "Shares").

               (iii) all shares of Global Common Stock that are held by the Corporation as treasury stock shall be cancelled and retired and no shares of StaffMark Common Stock or other consideration shall be delivered or paid in exchange therefor; and

               (iv) A portion of the Butler Shares and the Sharps shares to be issued under subparagraphs (i) and (ii) above shall be delivered into escrow as set forth in Section 3.3 hereof.

               (b) REGISTRATION RIGHTS. The Butler Shares shall not be registered under the Securities Act or the securities laws of any state and shall be subject to the Registration Rights Agreement (the "Registration Rights Agreement") in substantially the form as Exhibit B.

               (c) LOCK-UP AND REGISTRATION RIGHTS AGREEMENT. The Sharps Shares shall not be registered under the Securities Act or the securities laws of any state and shall be subject to the Lock-Up and Registration Rights Agreement (the "Lock-Up and Registration Rights Agreement") in substantially the form as Exhibit C.

        3.2 FRACTIONAL SHARES. No fractional share of StaffMark Common Stock shall be issued in the Merger. In lieu thereof, each Stockholder who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (rounded to the nearest hundredth) obtained by multiplying (a) the StaffMark Closing Stock Price by (b) the fraction of the share of StaffMark Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or any other rights in respect of any such fraction.

        3.3 ESCROW. Prior to or at the Closing, each of StaffMark and the Stockholders shall execute an Escrow Agreement (the "Escrow Agreement"), substantially in the form attached as Exhibit D hereto, and shall cause the Escrow Agent, as such term is defined in the Escrow Agreement, to execute the Escrow Agreement, and at the Effective Time, the number of Shares representing an aggregate 81,482 shares of StaffMark Common Stock which is equal to $1,100,007, based on the StaffMark Closing Stock Price, which the Stockholders are entitled to receive pursuant to Section 3.1 hereof (the "Escrow Shares"), shall instead be delivered on behalf of Stockholders to the Escrow Agent to be held and disbursed pursuant to such Escrow Agreement or otherwise as set forth in this Agreement. In order to deposit the Escrow Shares with Escrow Agent, StaffMark shall deliver to the Escrow Agent with copies to the Stockholders certificates registered in the name of each Stockholder for the respective number of shares listed opposite each Stockholder's name on Annex II hereto, together with stock powers endorsed in blank. The Escrow Agreement shall be for a six (6) month term and shall include provisions permitting substitution of cash or cash equivalent for the Escrow Shares at the Stockholders option.


        3.4    EXCHANGE OF GLOBAL STOCK.

               (a) DELIVERY OF SHARES. At the Effective Time of the Merger and on the Closing Date, subject to Section 3.3 hereof, the Stockholders, each of the holders of all outstanding certificates representing shares of Global Common Stock, shall, upon surrender of such certificates, receive (i) the respective number of shares of StaffMark Common Stock set forth on Annex I and (ii) the amount of cash set forth on Annex I hereto, subject to reductions in such amount as set forth in Section 3.1(i), said cash to be payable by certified check or wire transfer at the election of the Stockholders.

               (b) DELIVERY OF STOCKHOLDER CERTIFICATES. The Stockholders shall deliver to StaffMark at the Closing the certificates representing Global Stock, duly endorsed in blank by the Stockholders, or accompanied by blank stock powers.

4.      REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS INDIVIDUALLY

        As an inducement to StaffMark to enter into this Agreement and to consummate the transactions contemplated hereby, each Stockholder individually represents and warrants to StaffMark as follows:

        4.1    OWNERSHIP OF SHARES.

               (a) Perry Butler, individually, represents and warrants that prior to March 1, 1997 he owned 183.5 shares of Global Common Stock and on March 1, 1997, he transferred such 183.5 shares of Global Common Stock to the Perry Butler CRT. Carolyn Butler, individually, represents and warrants that prior to March 1, 1997 she owned 183.5 shares of Global Common Stock and on March 1, 1997, she transferred such 183.5 shares of Global Common Stock to the Carolyn Butler CRT;

               (b) The Perry Butler CRT represents and warrants that it owns 183.5 shares of Global Common Stock received by it on March 1, 1997. The Carolyn Butler CRT represents and warrants that it owns
        183.5 shares of Global Common Stock received by it on March 1, 1997;

               (c) Perry Butler and Carolyn Butler represent and warrant that they own 266 shares of Global Common Stock and hold the same as community property;

               (d) Paul Sharps represents and warrants that he owns 79 shares of Global Common Stock; and

               (e) Each Stockholder represents and warrants there are no other shares of Global Common Stock outstanding. Each Stockholder represents and warrants as to himself that he owns his portion of the Global Common Stock free and clear of all pledges, security, interests, liens, charges, encumbrances, equities, claims, options or limitations of every kind and has the full power to transfer his shares to StaffMark without obtaining the consent or approval of any other person or governmental authority.

        4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each Stockholder represents and warrants as to himself (a) that such Stockholder has full legal power, capacity and authority to execute and deliver this Agreement, the Exhibits and Schedules (the "Documents") hereto, and the other documents executed in connection herewith and to consummate the transactions contemplated hereby and thereby, and (b) that this Agreement and the Documents have been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with their terms.

        4.3 COMMON STOCK OF STAFFMARK. In order to induce StaffMark to issue the Shares pursuant to Section 3.1 hereof, each of Perry Butler and Carolyn Butler, individually and as trustees of their respective trusts, and Paul Sharps hereby represent and warrant to StaffMark as follows:

               (a) The Stockholder has received and reviewed the StaffMark SEC Reports.

               (b) The Stockholder has had a reasonable opportunity to ask questions of and receive answers from StaffMark concerning StaffMark and such questions, if any, have been answered to the satisfaction of the Stockholder; the Stockholder has received the information he or she considers necessary to appropriate for deciding whether to enter this Agreement and acquire the StaffMark Common Stock;

               (c) The Stockholder has such knowledge and expertise in financial and business matters that the Stockholder is capable of evaluating the merits and risks involved in an investment in the StaffMark Common Stock and the Stockholder is able presently to afford a loss of this investment;

               (d) Except as set forth in this Agreement, no representations or warranties have been made to the Stockholders by StaffMark, or any agent, employee or affiliate of StaffMark; and in entering into this transaction the Stockholder is not relying upon any information other than that contained in the StaffMark SEC Reports, any filed SEC document, this Agreement and the exhibits and Schedules hereto and the results of independent investigations, if any, by the Stockholder;

               (e) The Stockholder is acquiring the Shares for investment purposes only, solely for the account of the Stockholder (and not as a nominee or agent), and not with a view towards the resale or distribution of any part thereof and the Stockholder has no present intention of selling the same;

               (f) The Stockholder is familiar with Rule 144 of the Securities Act and understands the resale limitations imposed thereby; the Stockholder understands that (i) the Shares have not been registered under the Securities Act or the securities laws of any state, based upon an exemption from such registration requirements for nonpublic offerings pursuant to the Securities Act and applicable state securities laws; (ii) the Shares are and will be "restricted securities" as said term is defined in Rule 144 of the Securities Act;
        (iii) the Shares may not be sold or otherwise transferred unless they have been first registered under the Securities Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (iv) StaffMark is under no obligation to register the Shares under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available except as set forth in the Registration Rights Agreement; (v) the certificates for the Shares will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and (f) stop transfer instructions will be placed with the transfer agent, if any, for the Shares;

               (g) The Stockholder will not sell or otherwise transfer any of the Shares unless and until (i) said Shares shall have first been registered under the Securities Act and all applicable state securities laws; or (ii) StaffMark or the Stockholder shall have received a written opinion of counsel (which counsel and opinion, in form and substance, shall be reasonably satisfactory to StaffMark), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Securities Act and, if the StaffMark Common Stock is not then listed on a national exchange or the Nasdaq National Market, all applicable state securities laws;

               (h) It is understood that the certificates evidencing the Butler Shares may bear one or all of the following legends:

                       (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                       (ii) Any legend required by the laws of the State of Delaware or applicable state securities laws.

               (i) It is understood that the certificates evidencing the Sharps Shares may bear one or all of the following legends:

                       (i) THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

                       (ii) EXCEPT FOR TRANSFERS PURSUANT TO THE LOCK-UP AND REGISTRATION RIGHTS AGREEMENT DATED APRIL 4, 1997 (THE "AGREEMENT") BY AND AMONG STAFFMARK, INC. AND PAUL SHARPS ("STOCKHOLDER") OR FOR TRANSFERS TO AN IMMEDIATE FAMILY MEMBERS OF STOCKHOLDER WHO AGREE TO BE BOUND BY THE RESTRICTIONS OF THE AGREEMENT (OR TRUSTS FOR THE BENEFIT OF THE STOCKHOLDER OR FAMILY MEMBERS, THE TRUSTEES OF WHICH SO AGREE TO BE BOUND BY THE RESTRICTIONS OF THE AGREEMENT, OR TO FAMILY LIMITED PARTNERSHIP), THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, DISTRIBUTED, APPOINTED, OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, EXCHANGE, TRANSFER, OR OTHER DISPOSITION PRIOR TO APRIL 4, 1999. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE OR AFTER SUCH DATE THAT THE SHARES REPRESENTED BY THIS CERTIFICATE ARE REGISTERED UNDER THE ACT. A COPY OF THE AGREEMENT IS ON FILE WITH THE COMPANY.

                       (iii) Any legend required by the laws of the State of Delaware or applicable state securities laws.

               (j) The Stockholder has full power and authority to execute, deliver and to perform the obligations of this Agreement and this Agreement constitutes a legally binding obligation of the Stockholder, enforceable in accordance with its terms except as limited by applicable laws relating to bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors' rights.;

               (k) The Stockholder by reason of his/her business or financial experience, or business or financial experience of his/her professional advisors who are unaffiliated with StaffMark, could reasonably be assumed to have the capacity to protect his/her own interest in connection with the transaction contemplated by this Agreement.

               (l) For a period ending on the first anniversary of the Closing Date, any Stockholder wishing to dispose of any of the StaffMark Common Stock received pursuant to this Agreement shall provide written notice to StaffMark, not less than five business days prior to the intended date of disposition, specifying the number of shares the Stockholder proposes to transfer.

5.      REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS AND THE CORPORATION.

        Except as set forth on the schedules delivered to StaffMark with this Agreement (the "Disclosure Schedules") as an additional inducement to StaffMark to enter into this Agreement and to consummate the transactions contemplated hereby, each Stockholder and the Corporation represent and warrant to StaffMark as follows:

        5.1 EXISTENCE OF CORPORATION; AUTHORITY. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has the power to own its property and to carry on its business as now being conducted. The Corporation is qualified to do business as a foreign corporation in each jurisdiction in which the character of its business and the location of its properties makes such qualification necessary. The Corporation has full power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate or other action of the Corporation. No further action by the Corporation or approvals of any third party, other than as contemplated in this Agreement or otherwise listed in the Disclosure Schedules, will be required to make this Agreement valid and binding in accordance with its terms, and when executed and delivered, the Agreement and all instruments executed pursuant hereto will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms except as limited by applicable laws relating to bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors' rights.

        5.2 SHARES OF THE CORPORATION. The Corporation has an authorized capitalization consisting of 10,000 shares of common stock, having a par value of $0.01 per share, of which 712 shares are issued and outstanding and no shares are held as treasury stock. All Shares have been duly authorized and validly issued and are fully paid and nonassessable, and such Shares have been so issued in full compliance with all federal and state securities laws. None of the Shares have been issued in violation of any preemptive right. The Corporation has no other shares of capital stock or other evidence of ownership outstanding other than those possessed by Stockholders. Except as set forth on
Schedule 5.2, there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance, transfer or sale of any of the capital stock in the Corporation or other equity interests in the Corporation, other than this Agreement.

        5.3 SUBSIDIARIES AND INVESTMENTS. The Corporation has no subsidiaries and does not own or hold any capital stock or equity interest in any corporation or other entity.

        5.4 FINANCIAL STATEMENTS AND NO MATERIAL CHANGES. The Corporation has previously furnished to StaffMark and SAC, and attached hereto as Schedule
5.4 are, the balance sheet of the Corporation as at December 31, 1996, the related statements of income and expenses for the fiscal year then ended, and the balance sheet of the Corporation (the "Balance Sheet") as at February 28, 1997 (the "Balance Sheet Date") and the related statements of income and the expenses for the two months then ended. All such financial statements (the "Financial Statements") have been prepared on a consistent basis and were prepared from the books and records of the Corporation. Except as provided in
Schedule 5.4, such books and records are complete and correct in all material respects and have been made available to StaffMark and SAC for examination. Except as provided in Schedule 5.4, the Financial Statements fairly present the financial position of the Corporation as of the dates thereof and the results of its operations for the periods ended on the dates thereof. Since the Balance Sheet Date (i) there has been no Material Change in the assets, liabilities or financial condition of the assets of the Corporation from that reflected in its Balance Sheet and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Corporation has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. For purposes of this Section 5.4, "Material Change" shall mean an adverse change in excess of $50,000 in the aggregate of any line items on the Corporation's Balance Sheet incurred or changed outside the ordinary course of business.

        5.5 BOOKS AND RECORDS. Except as set forth in Schedule 5.5, the minute books of the Corporation contain accurate records of all meetings of and corporate actions or written consents by the board of directors of the Corporation.

        5.6 TITLE TO PROPERTIES; ENCUMBRANCES. The Corporation has good, valid and marketable title to (a) all its material personal and tangible properties and assets, including, without limitation, all the properties and assets reflected in the Balance Sheet, and (b) all the properties and assets purchased by the Corporation since the Balance Sheet Date, in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except with respect to properties and assets reflected in the Corporation's Balance Sheet or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, and except for (i) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Corporation in the operation of its business,
(ii) liens for current taxes, assessments or governmental charges of levies on property not yet due and delinquent, and (iii) liens set forth in Schedule 5.6 hereto (collectively, "Permitted Liens"). The Corporation has delivered to StaffMark and SAC an accurate list (Schedule 5.6.1) of (x) all personal property included (or that will be included) in "Equipment and Furnishings," less accumulated depreciation, on the Balance Sheet, and (y) all other personal property owned by the Corporation with a value in excess of $2,500 as of the Balance Sheet Date and acquired since the Balance Sheet Date.

        5.7    REAL PROPERTY.  The Corporation owns no real property.

        5.8    LEASES AND MATERIAL CONTRACTS.  Except as set forth in Schedule
5.8 hereto, the Corporation has no, nor is it bound by any, (a) lease for real property or material personal property, (b) agreement, contract or commitment relating to capital expenditures in excess of $5,000, (c) loan or advance from or to, or investment by or in, any other Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment except advances to employees for unreimbursed business expenses in the ordinary course of business, (d) guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business),
(e) management service, consulting or any other similar type contract for "active" customers, consultants, and clients for whom services were performed by the Corporation or customers, consultants, and clients who performed services for the Corporation in February, 1997 or for which there are currently outstanding accounts receivables or payables, (f) agreement, contract or commitment limiting the freedom of the Corporation to engage in any line of business or to compete with any other Person which would have a material adverse effect on the Corporation, (g) agreement, contract or commitment not entered into in the ordinary course of business which involves $25,000 or more and is not cancelable without penalty upon 30 days notice or (h) agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of the Corporation. Each contract or agreement set forth in Schedule 5.8 is in full force and effect and the Corporation is not in default, and to the Corporation's knowledge, there exists no default or event of default or event, occurrence, condition or act (including the purchase and transfer of the Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. The Corporation has not violated any of the terms or conditions of any contract or agreement set forth in Schedule 5.8 (or required to be set forth in Schedule 5.8) in any material respect, and, to the knowledge of the Stockholders and the Corporation, all of the covenants to be performed by any other party thereto have been fully performed.

        5.9    VALIDITY; CONSENTS.     Except as set forth on Schedule 5.9,
neither the execution and delivery by the Corporation and the Stockholders of this Agreement and the other documents executed in connection with the Agreement, the consummation by the Corporation and the Stockholders of the transactions contemplated hereby or thereby, nor the performance by the Corporation or the Stockholders of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of the Corporation's certificate of incorporation or bylaws, (ii) to the Stockholders' knowledge, violate, conflict with or result in a breach, default or termination (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, governmental permit, license or order to which the Corporation or any Stockholder is a party or bound, (iii) violate any order, writ, injunction or decree applicable to the Corporation or the Stockholders; (iv) result in any conflict with, breach of, violation of, or default, termination or forfeiture under any terms or provisions of any material contract or agreement, the breach, violation, default, termination or forfeiture of which would materially impair the ability of the Corporation to consummate the transactions contemplated by this Agreement, or (v) require the consent, waiver, authorization or approval of any Person, entity or organization under any material contract or agreement.

        5.10   LITIGATION.  Except as set forth on Schedule 5.10, there is no
(i) action, suit, claim, proceeding or investigation pending or, to the best knowledge of the Corporation, threatened against or affecting the Corporation (whether or not the Corporation is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending relating to the Corporation or (iii) governmental inquiry pending or to the knowledge of the Corporation and the Stockholders threatened against or involving the Corporation, and the Corporation knows of no basis for any of the foregoing. Within the last twelve
(12) months, the Corporation has not sought and received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of the Corporation. There are no outstanding orders, writs, judgments, injunctions or decrees served upon the Corporation by any court, governmental agency or arbitration tribunal against the Corporation. To the knowledge of the Corporation, there are no facts or circumstances which are reasonably anticipated to result in institution of any action, suit, claim or legal administrative or arbitration proceeding or investigation against or adversely affecting the Corporation or the transactions contemplated hereby. The Corporation is not in default with respect to any order, writ, injunction or decree known to be served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as disclosed on Schedule 5.10, there is no action or suit by the Corporation pending or threatened against others.

        5.11 ENVIRONMENTAL MATTERS. To the knowledge of the Corporation, the Corporation and all leased parcels, are in substantial compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities with respect to all environmental statutes, rules and regulations. Except as set forth on Schedule 5.11, the Corporation has not received notice of, nor does the Corporation have knowledge of, any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of the Corporation, which may materially interfere with or prevent continued compliance with, or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transport, or the emission, discharge, release or threatened release into the environment, of any Substance. As used in this Section 5.11, the term "Substance" or "Substances" shall mean any pollutant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto. To the Corporation's knowledge, no part of any of the leased parcels has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any other such list by any federal, state or local authorities.

        5.12 TAXES. Except as set forth in Schedule 5.12, the Corporation has filed or caused to be filed, within the times and within the manner prescribed by law, all Returns, by, or with respect to, the Corporation which are required to be filed with any Taxing Authority. Except as set forth in
Schedule 5.12, such Returns and reports reflect accurately all liability for Taxes of the Corporation for the periods covered thereby. Except as set forth in Schedule 5.12, all Taxes payable by, or due from, the Corporation have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Corporation. The Corporation has no Tax liability in excess of that shown on the Balance Sheet. No examination by any Taxing Authority of any Return of the Corporation is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Return of the Corporation.

        5.13   ABSENCE OF UNDISCLOSED LIABILITIES.  Except as set forth on
Schedule 5.13 or Schedule 5.16:

        (a) The Corporation does not have any outstanding claims, liabilities or indebtedness, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except as set forth in the Balance Sheet, other than liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business.

        (b) The Corporation is not bound by any agreement, or subject to any charter or other corporate restriction or any legal requirement primarily affecting the Corporation, which has, or in the future can reasonably be expected to have, a Material Adverse Effect on the business or prospects of the Corporation.

        (c) The Corporation maintains worker's compensation reserve on its Balance Sheet or has adequate coverage under a full-premium policy and that to the Stockholder's knowledge there is no unrecorded liability for worker's compensation claims or premiums as of the date of the Balance Sheet. All referral fees and commissions due to employees for all periods ending prior to the Closing Date have been properly paid or accrued on the Balance Sheet, provided that the parties acknowledge that certain accruals are based on the parties' good faith estimates of referral fees and commissions payable.

        5.14 COMPLIANCE WITH LAWS; LICENSES AND PERMITS. To the Stockholders' knowledge, the Corporation is in compliance in all material respects with all applicable laws, ordinances, regulations, orders, judgments and decrees. To the Stockholders' knowledge there is no existing law, rule, regulation or order, and Stockholders are not aware of any proposed law, rule, regulation or order, whether federal, state or local, which would prohibit or materially restrict StaffMark from, or otherwise Materially Adversely Affect StaffMark in, conducting business in the manner heretofore conducted by the Corporation in any jurisdiction in which such business is now conducted. The Corporation possesses all franchises, permits, licenses, certificates and consents required from any governmental or regulatory authority in order for the Corporation to carry on its business as currently conducted and to own and operate its properties and assets as now owned and operated except where the lack thereof would not have a Material Adverse Effect on the Corporation's business and such licenses and permits are set forth on Schedule 5.14 and shall be provided to StaffMark at Closing.

        5.15 EMPLOYEES. Except as set forth in Schedule 5.15, to the Stockholders' knowledge, the Corporation is in substantial compliance with all Federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged, nor has been alleged to have engaged, in any unfair labor practice.

        5.16 NO CHANGES PRIOR TO CLOSING DATE. During the period from the Balance Sheet Date to and including the date of this Agreement except as set forth on Schedule 5.16, the Corporation has not:

               (a) Cancelled any indebtedness owing to it or waived any material claims that it might have possessed, waived any material rights of substantial value;

               (b) Sold, leased, transferred, or assigned any of its assets, tangible or intangible, of the Corporation except in the ordinary course of business;

               (c) Entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) with respect to the Corporation involving more than $5,000 or outside the ordinary course of business;

               (d) Accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Corporation is a party or by which it is bound involving more than $5,000 or outside the ordinary course of business;

               (e) Allowed any Claims to be imposed upon any of its assets, tangible or intangible outside the ordinary course of business other than Permitted Liens;

               (f) Made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the ordinary course of business;

               (g) Made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the ordinary course of business;

               (h) Issued, or agreed to issue, any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $1,000 or outside the ordinary course of business;

               (i) Delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

               (j) Canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the ordinary course of business;

               (k) Granted any license or sublicense of any rights under or with respect to patents, trademarks or copyrights;

               (l) Accelerated collection of accounts receivables through special inducements or outside the ordinary course of business;

               (m) Except for the shares issued to Paul Sharps, issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

               (n) Declared, set aside, or paid any dividend or made any distribution with respect to its stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (o) Experienced any damage, destruction, or loss (whether or not covered by insurance) to its material assets;

               (p) Made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

               (q) Entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (r) Granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business;

               (s) Adopted, amended, modified or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee
        Plan);

               (t) Made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business; or

               (u)     Agreed to do any of the foregoing.

        5.17 BROKER'S OR FINDER'S FEES. Except as set forth on Schedule 5.17, no agent, broker, Person or firm acting on behalf of Stockholders or the Corporation is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

        5.18 SIGNIFICANT CUSTOMERS. Set forth on Schedule 5.18 is a list of the Corporation's ten largest customers for the twelve month period ending December 31, 1996, together with the amount of services attributable to such customers expressed in dollars and as a percentage of total sales and services, as the case may be.

        5.19 ACCOUNTS RECEIVABLE. All accounts receivable of the Corporation that are reflected on the Balance Sheet or on the accounting records of the Corporation as being due the Corporation as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of a two and one-half percent (2 1/2%) reserve for uncollectable accounts.
Subject to such 2 1/2% reserve, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred twenty
(120) days after the day on which it first becomes due and payable. After such 120 day period, StaffMark or SAC shall re-assign any uncollectable account to the Stockholders for collection and SAC and StaffMark shall have the right to make a claim in accordance with the Escrow Agreement for the amount of such uncollectable accounts; however, the Stockholders shall not have a right to dispute such claim, provided that the claim is in the amount of the uncollected accounts assigned to the Stockholders. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable.

        5.20 PROPRIETARY INFORMATION OF THIRD PARTIES. To the Stockholders' knowledge, no third party has claimed or has reason to claim that any Person employed by or consulting with the Corporation ("Related Person") has (i) violated or is violating any of the terms or conditions of such person's employment, non-competition or nondisclosure agreement with a third party, (ii) disclosed or utilized any trade secret or proprietary information or documentation of a third party, or (iii) interfered or interfering in the employment relationship between a third party and any of its present or former employees. No third party has requested information from the Corporation which suggests that such a claim might be contemplated. To the Stockholders' knowledge, no Related Person has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, no Related Person has violated any confidential relationship which such person may have had with any third party, in connection with the sale of any service of the Corporation.

        5.21   EMPLOYMENT CONTRACTS AND BENEFITS.

        (a) Set forth on Schedule 5.21 is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements pursuant to which the Corporation or its ERISA Affiliates provides (directly or indirectly, individually or jointly through others) benefits or compensation to or on behalf of employees or former employees of the Corporation or its ERISA Affiliates, whether formal or informal, whether or not written ("Employee Plan") and a list of all independent contractors and employees of the Corporation. On request by StaffMark or SAC, the Corporation shall furnish a copy of each Employee Plan, employment contract and a copy of any related materials. The Stockholders will cause the Corporation to maintain the benefits listed on Schedule 5.21 in full force and effect through the Closing. Except as set forth on Schedule 5.21 or obligations incurred in the ordinary course of business (other than bonuses, commissions and employee loans) reflected on the books and records of the Corporation, StaffMark and SAC shall not have any obligation or liability of any kind or nature for any compensation or benefits of any kind or nature to the employees or consultants of the Corporation for services rendered prior to the Effective Date.

        (b) Each Employee Plan covering any present or former employee of the Corporation which is subject to the continuation health coverage requirements of Section 4980B of the Code or Section 601 of ERISA or any applicable state law has complied in all material respects with all such requirements for continuation coverage.

        (c) Except as set forth on Schedule 5.21, to the Corporation's knowledge, there are no actions, suits or claims pending (other than routine claims for benefits) or threatened against or with respect to any Employee Plan or the assets of any Employee Plan.

        (d) Each Employee Plan (and the related trust or funding vehicle, if any) has been administered and maintained in material compliance with its terms and with applicable law. Except as set forth on Schedule 5.21, each Employee Plan which is intended to be qualified under Section 401 of the Code and each amendment to such plan is subject to a favorable determination letter from the Internal Revenue Service and each such plan has at all times been maintained, by its terms and in operation, in accordance with Section 401 of the Code. The assets of each Employee Plan which is not funded through the general assets of the Corporation are at least equal to the liabilities under such Employee Plan, and all assets of each Employee Plan are shown on the books and records of such Employee Plan at fair market value. No Employee Plan has unfunded liabilities that as of the Closing Date are not accurately and fully reflected on the Corporation's Balance Sheet.

        (e) Neither the Corporation nor any of its ERISA Affiliates is or has been a participant in, or is or has been obligated to maintain or to make contributions to, a multi-employer plan (within the meaning of ERISA Section 3(37) and ERISA Section 40001(a)(3)) or an Employee Plan which is subject to Title IV of ERISA. Neither the Corporation nor any ERISA Affiliate has sponsored, contributed to or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)).
The Corporation is not obligated to provide post-retirement medical benefits or any other unfunded post-retirement welfare benefits to or on behalf of any persons whatsoever (except the benefits pursuant to the continuation health coverage requirements under Section 4980B of the Code, ERISA Section 601, or applicable state law).

        (f) Except as set forth in Schedule 5.21, the execution or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under the Employee Plans, including any obligation to make any payment which would not be deductible as an excess golden parachute payment under Section 280G of the Code.

        (g) To the Corporation's knowledge, all contributions to or under each Employee Plan and all expenses of each Employee Plan are fully deductible for income tax purposes for the taxable year for which such contributions are made or such expenses are paid. To the Corporation's knowledge, all contributions to or under each Employee Plan have been made when due under the terms of such Employee Plan in accordance with applicable law.

        (h) Neither the Corporation nor its ERISA Affiliates have entered into any contract, agreement or arrangement (whether oral or written) with its clients under which the Corporation or its ERISA Affiliates have assumed any liability relating to its clients' retirement plans.

        (i) Neither the Corporation nor its ERISA Affiliates has engaged in employee leasing as defined in this Section 5.21(k). Employee leasing is defined solely for purposes of this Section 5.21(k) to mean the placement by an employer (customer) of all or most of its existing work force onto the payroll of an employee leasing firm and an explicit co-employment relationship following the termination-lease back.

        (j) For purposes of this Section 5.21, the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the term "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Corporation is treated as a single employer under Section 414(b), (c), (m), (o) or (t) of the Code.

        (k) All obligations of the Corporation to employees under each Employee Plan for all periods ending prior to the Closing Date have been properly paid or accrued on the balance sheet.

        5.22 TRADE NAMES, TRADEMARKS, AND COPYRIGHTS. Schedule 5.22 to this Agreement is a schedule of all trade names, trademarks, service marks, and copyrights and their registrations, owned by the Corporation or in which it has any licenses, together with a brief description of each. Stockholders have no knowledge of any infringement by others of any trade name, trademark, service mark, or copyright. To the Corporation's knowledge, the Corporation has not infringed, and is not now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm, or corporation. Except as set forth in Schedule 5.22, the Corporation is not a party to any license, agreement, or arrangement, whether as licensor, licensee, franchisor, franchisee, or otherwise, with respect to any trademarks, service marks, trade names, or applications for them, or any copyrights. The Corporation owns, or holds adequate licenses or other rights to use, all trademarks, service marks, trade names, and copyrights necessary for its businesses as now conducted by it (including without limitation those listed in Schedule 5.22), and to the Corporation's knowledge, that use does not conflict with, infringe on, or otherwise violate any rights of others. The Corporation has the right to sell or assign to StaffMark all trademarks, trade names, service marks, and all such licenses and other rights listed in Schedule 5.22.

        5.23 GOVERNMENTAL APPROVALS. Except the filings contemplated by this Agreement, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Corporation of this Agreement.

        5.24 CERTAIN PRACTICES. Neither the Corporation, nor to the knowledge of the Corporation, any of its officers, directors or stockholders on behalf of the Corporation have, directly or indirectly, used any of the Corporation's funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Corporation or any subsidiary; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes.

        5.25 INSURANCE. Schedule 5.25 lists the insurance coverage carried by the Corporation, which insurance will remain in full force and effect through the Closing Date. Except as set forth on Schedule 5.25, the Corporation (i) has not failed to give any notice or present any claim under any such policy or binder in timely fashion which failure would have a Material Adverse Effect, (ii) has not received notice of cancellation or non-renewal of any such policy or binder, (iii) is not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, (iv) has not received notice of any insurance premiums which will be materially increased in the future, and (v) is not aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 60 days, or, to the Corporation's knowledge, as to which the insurer has disclaimed liability.

6.      REPRESENTATIONS AND WARRANTIES OF STAFFMARK AND SAC

        As an inducement to the Stockholders to enter into this Agreement and to consummate the transactions contemplated hereby, StaffMark and SAC, jointly and severally, represent and warrant to Stockholders and the Corporation as follows:

        6.1 EXISTENCE OF STAFFMARK; AUTHORITY. StaffMark and SAC are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. StaffMark and SAC have corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of StaffMark and SAC. No further action by StaffMark or SAC or approvals of any third party, other than as contemplated in this Agreement, will be required to make this Agreement valid and binding in accordance with its terms, and when executed and delivered, the Agreement and all instruments executed pursuant hereto will constitute valid and binding obligations of StaffMark and SAC, enforceable in accordance with their terms except as limited by applicable laws relating to bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors' rights.

        6.2 BROKER'S OR FINDER'S FEES. No agent, broker, Person or firm acting on behalf of StaffMark or SAC is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

        6.3 VALIDITY. Neither the execution and delivery by StaffMark or SAC of this Agreement and the other documents executed in connection with the Agreement, the consummation by StaffMark and SAC of the transactions contemplated hereby or thereby, nor the performance by StaffMark or SAC of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of StaffMark or SAC's certificate of incorporation or bylaws, (ii) to StaffMark's and SAC's knowledge, violate, conflict with or result in a breach, default or termination (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, governmental permit, license or order to which StaffMark or SAC is a party or bound, (iii) violate any order, writ, injunction or decree applicable to StaffMark or SAC;
(iv) result in any conflict with, breach of, violation of, or default, termination or forfeiture under any terms or provisions of any material contract or agreement filed as an exhibit to the SEC Documents, the breach, violation, default, termination or forfeiture of which would materially impair the ability of StaffMark or SAC to consummate the transactions contemplated by this Agreement. For the purposes of this Section 6.3 only, "SEC Documents" means all of StaffMark's filings with the Securities and Exchange Commission since July, 1996.

        6.4 GOVERNMENTAL APPROVALS. No registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery or performance by the StaffMark of this Agreement, except for such consents, approvals, registrations and filings as may be required under applicable federal and state securities laws.

        6.5 STAFFMARK STOCK. At the time of issuance thereof, the Shares to be delivered to the Stockholders pursuant to this Agreement and the shares of common stock of StaffMark to be issued pursuant to the Options (defined below) (the "Option Shares") will be duly authorized, validly issued, fully paid, nonassessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of StaffMark or any contract or agreement filed as an exhibit to the SEC Documents. The Shares and the Options Shares will be issued in compliance with all applicable federal and state securities laws. Notwithstanding the foregoing, the Shares shall not be registered under the Securities Act or any state securities laws and shall be subject to the limitations and restrictions in the Registration Rights Agreement and the Lock-Up and Registration Rights Agreement. StaffMark has all requisite corporate authority to issue the Shares to the Stockholders, to grant the options to employees as described in Section 7.9 (the "Options") and to issue the Option Shares. The issuance of the Shares and the Option Shares and the grant of the Options will not result in any conflict with, breach of, violation of, or default, termination or forfeiture under any terms or provisions of its Certificate of Incorporation or Bylaws or any contract or agreement filed as an exhibit to the SEC Documents. No consent, waiver, approval, order or authorization of, or registration, declaring or filing with, any governmental entity is required by or with respect to StaffMark in connection with the issuance of the Shares and Option Shares and the grant of the Options, except for such consents, approvals, registrations, and filings as may be required under applicable federal and state securities laws.


7.      COVENANTS AND AGREEMENTS

        7.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement to the Closing Date, Stockholders shall cause the Corporation to, and the Corporation shall, carry on its business and activities diligently and in substantially the same manner as it has previously been carried out, without any significant reduction or change of service, and Stockholders shall not permit the Corporation to, nor shall the Corporation, take actions outside of the ordinary course of its business.

        7.2 EXCLUSIVE DEALING. During the period from the date of this Agreement to the Closing Date, Stockholders shall not, and shall cause the Corporation to refrain from taking any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to any Person, other than StaffMark, concerning any transfer of the Shares or any merger, sale or lease of any assets (outside the ordinary course of business) or similar transaction involving the Corporation.

        7.3 COOPERATION. Each of the parties hereto shall use commercially reasonable efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder to the end that the transactions contemplated hereby will be fully and timely consummated.

        7.4 COMMERCIALLY REASONABLE EFFORTS. The Stockholders, the Corporation, StaffMark and SAC shall each use its commercially reasonable efforts to procure upon reasonable terms and conditions all consents and approvals, completion of all filings, all registrations and certificates, and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the transactions contemplated by this Agreement and StaffMark's ownership and operation of the Corporation after the Closing Date. Prior to the Closing Date, the Stockholders and the Corporation will use commercially reasonable efforts to preserve its relationships with its employees, customers and others having business relationships with the Corporation.

        7.5 REVIEW OF THE CORPORATION. StaffMark may, from the date hereof until the Closing Date, through its representatives, review the properties, books and records of the Corporation and its financial and legal condition as they deem necessary or advisable to familiarize themselves with such properties and other matters, and have certain financial representatives continuously monitor the financial activities of the Corporation; such review shall not, however, affect the representations and warranties made by Stockholders hereunder. Stockholders shall cause the Corporation to, and the Corporation shall, permit StaffMark and its representatives to have, after the date of execution hereof, reasonable full access to all properties of the Corporation and to all the books and records of the Corporation and cause the officers of the Corporation to furnish StaffMark with such financial and operating data and other information with respect to the business and properties of the Corporation as StaffMark shall from time to time reasonably request. In the event of termination of this Agreement prior to Closing, StaffMark shall keep confidential and not disclose any material information obtained from Stockholders or the Corporation concerning the Corporation's properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and shall promptly return to the Corporation all originals and copies of any schedules, statements, documents or other written information and all other information of the Corporation obtained under this Section 7.5 on whatever medium obtained in connection therewith. Stockholders shall deliver or cause to be delivered on the Closing Date, and at such other times and places as shall be reasonably agreed upon, such additional instruments as StaffMark may reasonably request for the purpose of carrying out this Agreement. The review of the Corporation under this Section 7.5 is subject to and in accordance with the terms of that certain Confidentiality Agreement dated March 11, 1997 between StaffMark and the Corporation.

        7.6 GOVERNMENTAL FILINGS. During the period from the date of this Agreement to the Closing, Stockholders and the Corporation shall assist in such ways as StaffMark shall reasonably request in the filing of any notification required under the HSR Act and in the making of any other filings required as a condition to the consummation of the transactions contemplated in this Agreement.

        7.7 DISTRIBUTIONS. During the period from the date of this Agreement to the Closing, the Corporation shall pay no dividends, distributions, consulting fees or management fees to Stockholders except as permitted by Section 5.16(n). The Corporation shall not increase management compensation policies or plans, and shall conduct no transactions with, or transfer anything of value, directly or indirectly, to Stockholders, except as permitted by Section 5.16(n).

        7.8 CORPORATE MATTERS. During the period from the date of this Agreement to the Closing, the Corporation will not (1) amend its articles of incorporation or by laws; (2) issue any shares of its capital stock; (3) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued or transferred from treasury; or (4) agree to do any of the acts listed above.

        7.9 EMPLOYEE STOCK OPTIONS. Within thirty (30) days of Closing, StaffMark shall grant employees of the Corporation, other than Perry Butler and Carolyn Butler, an aggregate of 35,000 options to purchase StaffMark Common Stock to the employee and in the amounts as set forth in Schedule 7.9 hereto, at a price per share equal to $13.125. The options shall be granted pursuant to StaffMark's 1996 Stock Option Plan and shall vest no less than 20% per year.

        7.10 REORGANIZATION. It is the mutual intent and desire of the parties that the Merger shall qualify as a reorganization under Section 368 of the Code. StaffMark and SAC each agree to exercise its best efforts in order to cause the Merger to qualify as a reorganization under Section 368 of the Code. In connection therewith, StaffMark and SAC further covenant and agree as follows: (a) that they intend to treat the acquisition of the Corporation as an acquisition which constitutes a reorganization within the meaning of Section
Section 368(a)(1)(A) and 368(a)(2)(D) of the Code, and will not take any action which is inconsistent with that treatment unless required to do so by any court, federal or state governmental department, commission, bureau or agency or other public body or authority; (b) that they plan and intend to maintain the corporate existence of SAC and do not plan or intend to cause or allow the transfer or disposition of any significant portion of the assets which were in the Corporation except (i) in the ordinary course of business or in accordance with an order of a court having jurisdiction over StaffMark or SAC or (ii) for the transfer of such assets to another StaffMark subsidiary as permitted under Section 368(a)(2)(C) of the Code in which case such assets of the Corporation shall be operated in accordance with subsection (c) of this
Section 7.9 ; (c) that they plan and intend to continue the operation of the Corporation's "historic" business activities in the same fashion as they were conducted before the Merger and with substantially the same or increased assets; and (d) that they plan and intend to maintain direct ownership of stock of SAC sufficient in quality and quantity so that StaffMark will remain "in control" of SAC within the meaning of Section 368(c) of the Code. StaffMark and SAC acknowledge that the Corporation has not paid or provided for payment of any corporate level tax which may result from the failure of the Merger to qualify as a reorganization under Section 368 of the Code. Stockholders and StaffMark agree that any corporate level tax resulting from failure of the Merger to constitute a reorganization under Section 368 of the Code, shall be the responsibility of Stockholders and shall be grounds for a claim for indemnification by StaffMark or SAC pursuant to Section 11 or any other provision of this Agreement, unless the failure of the Merger to constitute a reorganization under Section 368 of the Code is due to (x) StaffMark's breach of their covenants herein, (y) factual misrepresentations in StaffMark's Certificate furnished to the Corporation's counsel, Morrison & Foerster LLP, on the date of this Agreement (the "Certificate"), or (z) actions taken by StaffMark which cause the statements in such Certificate to be untrue.

        7.11   PREPARATION AND FILING OF TAX RETURNS.

        (a) The Stockholders shall file or cause to be filed all Returns of the Corporation for all taxable periods that end on or before the Effective Date. Each Stockholder shall pay or cause to be paid all Tax liabilities in connection with the conversion from a "Subchapter S Corporation" to a "C Corporation," including Tax as a "C Corporation" for the period ending on or before the Effective Date.

        (b) StaffMark and SAC shall file or cause to be filed all Returns of the Corporation for all taxable periods ending after the Effective Date.

        (c) Each party hereto shall provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.


8.      CONDITIONS TO STAFFMARK'S AND SAC'S OBLIGATIONS

        The obligations of StaffMark and SAC to consummate the transactions contemplated by this Agreement are conditioned upon receipt by StaffMark or SAC, prior to or at Closing, of the documents listed in this Section and the satisfaction or waiver by StaffMark or SAC of the other conditions set forth in this Section.

        8.1    STOCKHOLDERS' AND CORPORATION'S ORGANIZATIONAL APPROVAL.

               (a) APPROVAL. Stockholders and the Board of Directors of the Corporation shall have approved the Merger and have authorized the execution and delivery of this Agreement, the Agreement of Merger and the acts contemplated hereunder.

               (b) CERTIFICATES. Stockholders shall have delivered to StaffMark (i) copies of the Corporation's Certificate of Incorporation, including all amendments thereto, certified by the Secretary of State of Delaware as of a date not more than 10 days prior to the Closing Date, (ii) certificates, dated not more than 10 days prior to the Closing Date, from the Secretary of State of Delaware to the effect that the Corporation is in good standing or subsisting in such jurisdiction and listing all charter documents of the Corporation on file, and (iii) evidence that all franchise taxes due and owing by the Corporation in Delaware have been paid.

        8.2 GOVERNMENTAL AND THIRD PARTY APPROVAL. Favorable orders, consents and approvals in the form required to consummate the transfer of the Shares shall have been received (if required) from governmental agencies and third parties. If applicable, the waiting period prescribed under the HSR Act shall have expired without an objection to the transfer of the Shares having been made by the U.S. Department of Justice or the Federal Trade Commission thereunder or an early termination of such waiting period shall have been granted.

        8.3    ABSENCE OF LITIGATION.  At the Closing Date, there shall not be
(i) any effective injunction, writ, or temporary restraining order or any other order of any nature issued by a court or governmental agency of competent jurisdiction directing that the proposed transfer of the Shares not be consummated or (ii) any action, suit, or proceeding pending or threatened by or before any court or governmental body in which it is or may be sought to prohibit, substantially delay, or rescind the transfer of the Shares, or limit in any material way StaffMark's rights as contemplated herein, or obtain an award of damages in connection with the transfer of the Shares.

        8.4 OPINION OF STOCKHOLDERS' COUNSEL. Stockholders shall have furnished StaffMark with an opinion, dated the Closing Date, of Stockholders' counsel in a form reasonably satisfactory to StaffMark.

        8.5 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Stockholders and the Corporation contained in this Agreement or in any schedule, including the Disclosure Schedules, or exhibit delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Stockholders shall have delivered to StaffMark on the Closing Date a certificate, dated the Closing Date and signed by the Stockholders, to such effect.

        8.6 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of Stockholders and the Corporation to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects and Stockholders shall have delivered to StaffMark a certificate, dated the Closing Date and signed by the Stockholders, to such effect.

        8.7 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to StaffMark and its counsel, and StaffMark shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

        8.8 RESIGNATION OF THE CORPORATION'S DIRECTORS AND OFFICERS. The Corporation's directors shall have resigned, in writing, from the Corporation's Board of Directors at the time of the Closing and Stockholders shall have resigned, in writing, from their respective offices with the Corporation at the time of the Closing and such officers shall have delivered to StaffMark a certificate, dated the Closing Date, stating that compensation for services to the Corporation is fully paid and shall cease as of the Closing Date and forfeiting any accrued but unpaid bonuses. The resignations contemplated herein shall in no way affect such director's or officer's authority to execute this Agreement and shall be effective only upon consummation of the transactions contemplated herein.

        8.9 EMPLOYMENT AGREEMENTS. Perry Butler, Carolyn Butler and Paul Sharps shall have entered into a Employment/Noncompetition Agreement with StaffMark and the Corporation in substantially the form attached hereto as Exhibit E (the "Employment Agreements").

        8.10 NO MATERIAL ADVERSE CHANGE. During the period from the Balance Sheet Date to the Closing Date, there shall not have been any material adverse change in the financial condition or the results of operations of the Corporation, and the Corporation shall not have sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct a material part of its business.

        8.11 DELIVERY OF SHARES. Stockholders shall have delivered the Global Stock and Stockholders and the Corporation shall have delivered all of the Schedules, resolutions, certificates, documents and instruments required by this Agreement to be delivered by the Corporation or the Stockholders.

        8.12 ESCROW AGREEMENT. The Stockholders and the Corporation shall have delivered an executed Escrow Agreement.

        8.13 AFFILIATE'S CERTIFICATE. The Stockholders and the Corporation shall have delivered an executed Affiliate's Certificate.

        8.14 REGISTRATION RIGHTS AGREEMENT. The Stockholders, other than Paul Sharps, shall have delivered an executed Registration Rights Agreement.

        8.15 LOCK-UP AND REGISTRATION RIGHTS AGREEMENT. Paul Sharps shall have delivered an executed Lock-Up and Registration Rights Agreement.


9.      CONDITIONS TO STOCKHOLDERS' OBLIGATIONS

        The sale and transfer of the Global Stock by the Stockholders on the Closing Date and the obligations of the Stockholders to consummate the transactions contemplated by this Agreement, are conditioned upon receipt by Stockholders, prior to or at the Closing, of the documents listed in this Section and the satisfaction or waiver by Stockholders of the other conditions set forth in this Section.

        9.1 STAFFMARK'S ORGANIZATIONAL APPROVAL. The Board of Directors of StaffMark and SAC shall have approved the Merger and have authorized the execution and delivery of this Agreement, the Agreement of Merger and the acts contemplated hereunder.

        9.2 GOOD STANDING CERTIFICATE. StaffMark and SAC shall have delivered to Stockholders a certificate, dated not more than 10 days prior to the Closing Date, from the Secretary of State of Delaware to the effect that StaffMark and SAC are in good standing in such state.

        9.3 OPINION OF STAFFMARK'S COUNSEL. StaffMark and SAC shall have furnished Stockholders with an opinion, dated the Closing Date, of StaffMark's counsel in a form reasonably satisfactory to Stockholders.

        9.4 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of StaffMark and SAC contained in this Agreement or in any Schedule or exhibit delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and StaffMark and SAC shall have delivered to Stockholders on the Closing Date a certificate, dated the Closing Date and signed by an authorized officer of StaffMark and SAC, to such effect.

        9.5 GOVERNMENTAL APPROVAL. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

        9.6 PERFORMANCE OF AGREEMENT. Each and all of the agreements of StaffMark to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and StaffMark shall have delivered to Stockholders a certificate, dated the Closing Date and signed by an authorized officer of StaffMark, to such effect.

        9.7 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Stockholders and its counsel, and Stockholders shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

        9.8 DELIVERY OF SHARES AND CASH; CLOSING DOCUMENTS. StaffMark shall have paid the Cash Payment as set forth in Section 2 and delivered the Shares and all of the Schedules, resolutions, certificates, documents and instruments required by this Agreement.

        9.9 EMPLOYMENT AGREEMENTS. StaffMark and SAC shall have delivered executed Employment Agreements.

        9.10 ESCROW AGREEMENT. StaffMark and SAC shall have delivered an executed Escrow Agreement.

        9.11 AFFILIATE'S CERTIFICATE. StaffMark and SAC shall have delivered an executed Affiliate's Certificate.

        9.12 REGISTRATION RIGHTS AGREEMENT. StaffMark and SAC shall have delivered an executed Registration Rights Agreement.

        9.13 LOCK-UP AND REGISTRATION RIGHTS AGREEMENT. StaffMark shall have delivered an executed Lock-Up and Registration Rights Agreement.


10.     CLOSING

        10.1 DELIVERY BY STOCKHOLDERS. At or prior to the Closing, Stockholders shall deliver to StaffMark or SAC the following instruments:

               (a) Stock certificates representing the Global Stock, accompanied by stock powers duly executed in favor of SAC or duly executed instruments of transfer and any other documents that are necessary to transfer to SAC good and marketable title to the Shares;

               (b) The stock books, stock ledgers, minute books, corporate seal and other corporate books and records of the Corporation;

               (c) The Balance Sheet and Financial Statements, as provided in Section 5.4;

               (d)     The Certificate of Merger, as provided in Exhibit A;

               (e)     The opinion of counsel to Stockholders, as provided in
        Section 8.4;

               (f) The certificates of Stockholders, as provided in Sections 8.1, 8.5 and 8.6;

               (g) Resignations and certificate dated as of Closing of all of the directors and certain officers of the Corporation, as provided in Section 8.8;

               (h)     The Employment Agreements, as provided in Section 8.9;

               (i)     The Escrow Agreement;

               (j)     The Registration Rights Agreement;

               (k)     The Lock-Up and Registration Rights Agreement; and

               (l)     The Affiliate's Certificate; and

               (m) All other documents, instruments and writings required to be delivered by the Stockholders at or prior to Closing pursuant to this Agreement or otherwise required in connection herewith.

        10.2 DELIVERY BY STAFFMARK AND SAC. At or prior to the Closing, StaffMark and SAC shall deliver to Stockholders the following instruments:

               (a)     The Cash Payment, as provided in Section 3;

               (b)     The StaffMark Common Stock, as provided in Section 3.1;

               (c) The certificates of StaffMark, as provided in Section 9.2, 9.4 and 9.6;

               (d)     The Certificate of Merger, as provided in Exhibit A;

               (e)     The Employment Agreements;

               (f)     The opinion of counsel to StaffMark, as provided in
        Section 9.3; and

               (g)     The Registration Rights Agreement;

               (h)     The Lock-Up and Registration Rights Agreement;

               (i)     The Affiliate's Certificate;

               (j)     The Escrow Agreement;

               (k)     SEC Reports;

               (l) The StaffMark 1996 Stock Option Plan and form of Stock Option Agreement; and

               (m) All other documents, instruments and writings required to be delivered by StaffMark and SAC at or prior to Closing pursuant to this Agreement or otherwise required in connection herewith.


11.     SURVIVAL OF REPRESENTATIONS; INDEMNITY

        11.1 SURVIVAL. All representations and warranties in this Agreement and the Documents shall survive the Closing and any investigation at any time made by or on behalf of any party for a period of eighteen (18) months and all such representations and warranties shall expire on eighteen months after the Effective Date, except that (a) claims, if any, asserted in writing prior to such time identified as a claim for indemnification pursuant to this Section 11 shall survive until finally resolved and satisfied in full, (b) environmental or tax claims arising from a breach of Sections 5.11 and 5.12, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if a written claim is asserted on or prior to the expiration of any such period and (c) the Corporation's representations and warranties terminate upon the Closing. The representations and warranties shall not be affected or otherwise diminished by any investigation at any time representations and warranties were made.

        11.2 INDEMNIFICATION BY STOCKHOLDERS. Subject to the terms herein, the Stockholders, shall indemnify, defend, and hold StaffMark and SAC and its officers, directors, and employees, and their respective successors and assigns (the "Stockholders' Indemnitees") harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense of any kind or character, including reasonable attorney's and paralegal fees, individually in excess of $5,000 (the "Damages"), exceeding in the aggregate $50,000 (the "Indemnification Basket") and arising out of or in any manner incident, relating or attributable to:

               (a) Any inaccuracy in any representation or breach of any warranty of the Stockholders or the Corporation contained in this Agreement; or

               (b) Any failure by Stockholders or the Corporation to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement.

        Notwithstanding the foregoing: (i) Perry Butler and Carolyn Butler, jointly and severally (and not the remaining Stockholders), shall indemnify StaffMark and SAC for any tax liability relating to the Corporation's conversion from the cash to accrual tax basis or conversion from an "S Corporation" to a "C Corporation" prior to Effective Date; (ii) the Indemnification Basket shall not apply to indemnification for breaches of Sections 5.4(i) and 5.19 of this Agreement; and (iii) the Stockholders shall not be liable to indemnify for any damages which arise due to breach of Section
7.10 by StaffMark.

        11.3 NOTICE TO STOCKHOLDER, ETC. If any of the matters as to which the Stockholders' Indemnitees are entitled to receive indemnification under
Section 11.2 should entail litigation with or claims asserted by parties other than the Stockholders or the Corporation, the Stockholders shall be given prompt notice thereof and shall have the right, at their expense, to control such claim or litigation upon prompt notice to StaffMark of his election to do so. To the extent requested by the Stockholders, StaffMark shall cooperate with and assist the Stockholders or Corporation, in connection with such claim or litigation. StaffMark shall have the right to appoint single counsel, at StaffMark's expense, to consult with and remain advised by the Stockholders in connection with such claim or litigation. The Stockholders shall have final authority to determine all matters in connection with such claim or litigation; provided, however, that the Stockholders shall not settle any third party claim without the consent of StaffMark, which shall not be unreasonably denied or delayed.

        11.4 INDEMNIFICATION BY STAFFMARK. StaffMark shall indemnify, defend, and hold the Stockholders and their respective successors and assigns ("StaffMark's Indemnitees") harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense of any kind or character, including reasonable attorney's and paralegal fees (the "Damages"), exceeding in the aggregate $50,000 and arising out of or in any manner incident, relating or attributable to:

               (a) Any inaccuracy in any representation or breach of warranty of SAC or StaffMark contained in this Agreement;

               (b) Any failure by SAC or StaffMark to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement;

               (c) The operations of the Corporation by StaffMark subsequent to the Closing Date, including liabilities or obligations of, or claims against, the Stockholders (whether absolute, accrued, contingent or otherwise) relating to or arising out of, the operation of the Corporation subsequent to the Closing Date.

        11.5 NOTICE TO STAFFMARK, ETC. If any of the matters as to which StaffMark's Indemnitees are entitled to receive indemnification under Section
11.4 should entail litigation with or claims asserted by parties other than StaffMark, StaffMark the shall be given prompt notice thereof and shall have the right, at its expense, to control such claim or litigation upon prompt notice to Stockholder of its election to do so. To the extent requested by StaffMark, the Stockholder shall cooperate with and assist StaffMark, in connection with such claim or litigation. Stockholders shall have the right to appoint single counsel, at Stockholder's expense, to consult with and remain advised by StaffMark in connection with such claim or litigation. StaffMark shall have final authority to determine all matters in connection with such claim or litigation; provided, however, that StaffMark shall not settle any third party claim without the consent of the Stockholders, which shall not be unreasonably denied or delayed.

        11.6 SURVIVAL OF INDEMNIFICATION. The obligations to indemnify and hold harmless pursuant to this Section 11 shall survive the Closing of the purchase of the Shares contemplated hereby for a period of eighteen (18) months from the Effective Date, notwithstanding any investigation at any time made by or on behalf of any party, except that (a) claims, if any, asserted in writing prior to such 18 month anniversary identified as a claim for indemnification pursuant to this Section 11 shall survive until finally resolved and satisfied in full, and (b) environmental or tax claims arising from a breach of Sections 5.11 and 5.12, respectively, and claims for a breach of Section 7.10 shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period.

        11.7   LIMITATIONS.

        (a) In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

        (b) Notwithstanding anything to the contrary herein and except as set forth in Section 11.7(d), each Stockholder shall, severally and not jointly, be liable for Damages and the liability with respect to any claim for Damages from any Stockholder shall be limited to such Stockholder's pro rata portion of such Damages which is equal to the Damages multiplied by such Stockholder's proportion equity interest in the Corporation immediately prior to the Closing as set forth in Annex III hereto.

        (c) StaffMark and SAC each acknowledges and agrees that it shall have no right pursuant to this Section 11 with respect to any breach or failure by a Stockholder to fully perform his or her obligations under such Stockholder's respective noncompetition agreement, employment agreement, and/or similar agreement, as applicable, and that any cause of action arising as a result of such breach or failure to perform shall be asserted only in a separate action by StaffMark and SAC that is independent of this Section 11.

        (d) Perry Butler, individually, shall be liable for any breaches of the representations and warranties made by the Perry Butler CRT under Section
4.1 and Section 5.12. Carolyn Butler, individually, shall be liable for any breaches of the representations and warranties made by the Carolyn Butler CRT under Section 4.1 and Section 5.12. In addition, in the event that StaffMark and SAC are unable to collect Damages from either the Perry Butler CRT or the Carolyn Butler CRT pursuant to Section 11.7(b), then Perry Butler and Carolyn Butler shall jointly and severally be liable for the Perry Butler CRT and/or Carolyn Butler CRT's proportionate share of the Damages, to the extent of the consideration received by Perry Butler and Carolyn Butler, individually, under this Agreement.

        (e) In no event shall the liability for Damages of any Stockholder exceed the consideration received by such Stockholder pursuant to this Agreement.


12.     MISCELLANEOUS

        12.1 KNOWLEDGE OF CORPORATION. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Corporation, the Corporation or the Stockholders, such term shall mean the "actual" knowledge of the Corporation's officers and directors, or in the case of the knowledge of the Stockholders, the "actual" knowledge of the stockholders as to matters that are the subject of such representations and warranties.

        12.2 KNOWLEDGE OF STAFFMARK. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best of knowledge, information and belief of StaffMark, StaffMark confirms that it has made due and diligent inquiry of its officers and directors as to the matters that are the subject of such representations and warranties.

        12.3 EXPENSES. Stockholders and StaffMark shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers. Except as set forth on Schedule 12.3, no expenses shall be paid by the Corporation.

        12.4 CAPTIONS. The article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

        12.6 PUBLICITY. Unless agreed by the parties in writing, the detail of the Merger contemplated by this Agreement and any information or documents exchanged between the parties pursuant to this Agreement shall be and remain confidential and shall not be disclosed to any third party, other than attorneys, accountants, agents and other advisors employed by a party with respect to the Merger. The parties hereto and their affiliates shall not make any public announcements regarding the Merger (except that necessary to comply with any governmental requirements) unless both parties have agreed in writing to such announcements. If such announcement is made, the Stockholders shall have the option to price the Shares ten (10) days before such announcement or ten (10) days before this Agreement was signed.

        12.7 NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by telex or by registered or certified mail, postage prepaid, addressed as follows:

   (a)     If to StaffMark:            StaffMark, Inc. (Attn:  Terry C. Bellora)
                                       302 East Millsap
                                       Fayetteville, Arkansas 72703

           with a copy to:             Wright, Lindsey & Jennings
                                       200 West Capitol Avenue, Suite 2200
                                       Little Rock, Arkansas 72201
                                       Attention:  Fred M. Perkins III

   (b)     If to Stockholders:         Perry Butler
                                       1960 Glenhaven Avenue
                                       Walnut Creek, CA  94595

           with a copy to:             Morrison & Foerster LLP
                                       Attn:  Paul L. Lion III/Suzanne Graeser
                                       755 Page Mill Road
                                       Palo Alto, CA  94304

   (c)     If to the Corporation       Global Dynamics, Inc.
           (prior to Closing)          1350 Treat Blvd. Ste. 355
                                       Walnut Creek, CA 94596
                                       Attn:  Perry Butler

          (subsequent to Closing):     StaffMark, Inc. (Attn:  Terry C. Bellora)
                                       302 East Millsap
                                       Fayetteville, Arkansas 72703

          with a copy to:              Wright, Lindsey & Jennings
                                       200 West Capitol Avenue, Suite 2200
                                       Little Rock, Arkansas 72201
                                       Attention:  Fred M. Perkins III

or such other address as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telex or mailed.

        12.8 ASSIGNMENT. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, without the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        12.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

        12.10 ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including without limitation that certain letter of intent between the parties dated March 7, 1997.

        12.11 AMENDMENTS. This Agreement may not be amended orally, but only by an agreement in writing signed by StaffMark, Stockholders and the Corporation.

        12.12 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

        12.13 SCHEDULES. Any disclosure included on any schedule pursuant to this Agreement shall be considered to be made for purposes of all schedules to this Agreement. All schedules are incorporated herein by this reference.

        12.14 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

        12.15 GOVERNING LAW. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, EXCEPT THE EMPLOYMENT AGREEMENTS AND OPTION AGREEMENTS WHICH SHALL BE GOVERNED BY THE LAWS OF CALIFORNIA.

        IN WITNESS WHEREOF, StaffMark, SAC, Stockholders and the Corporation have caused their corporate name to be hereunto subscribed by their officers thereunto duly authorized, all as of the day and year first above written.


 STOCKHOLDERS:                                            CORPORATION:

 By: /s/ Perry Butler                                     GLOBAL DYNAMICS, INC.
    --------------------------------------
    Perry Butler, Trustee of the Perry
    Butler Charitable Remainder Unitrust,
    dated February 28, 1997                               By: /s/ Paul Sharps
                                                             --------------------------------------
                                                             Paul Sharps, President

 By: /s/ Carolyn Butler                                   STAFFMARK ACQUISITION
    --------------------------------------                CORPORATION FOUR
    Carolyn J. Butler, Trustee of the
    Carolyn Butler Charitable Remainder
    Unitrust, dated February 28, 1997
                                                          By: /s/ Terry C. Bellora
                                                             --------------------------------------
                                                             Terry C. Bellora, Vice President

 By: /s/ Perry Butler
    --------------------------------------
    Perry Butler, Individually
                                                          STAFFMARK, INC.


 By: /s/ Carolyn Butler                                   By: /s/ Terry C. Bellora
    --------------------------------------                   --------------------------------------
    Carolyn Butler, Individually                             Terry C. Bellora, Chief Financial Officer



 By: /s/ Paul Sharps
    --------------------------------------
    Paul Sharps, Individually

                             EXHIBITS AND SCHEDULES

                                    ANNEX I
                             [Merger Consideration]

                                    ANNEX II
                           [Escrow Share Allocation]

                                   ANNEX III
                        [Equity Interest in Corporation]

                                   EXHIBIT A
                            [Certificate of Merger]

                                   EXHIBIT B
                        [Registration Rights Agreement]

                                   EXHIBIT C
                  [Lock-Up and Registration Rights Agreement]

                                   EXHIBIT D
                               [Escrow Agreement]

                                   EXHIBIT E
                             [Employment Agreement]

                                  SCHEDULE 5.4
                             [Financial Statements]

                                  SCHEDULE 5.5
                              [Books and Records]

                                  SCHEDULE 5.6
                 [Listing of liens on the Corporation's assets]

                                 SCHEDULE 5.6.1
                         [Listing of Personal Property]

                                  SCHEDULE 5.8
           [List of the Corporation's leases and material contracts]

                                  SCHEDULE 5.9
                    [List of restrictive documents/Consents]

                                 SCHEDULE 5.10
                       [Pending or threatened litigation]

                                 SCHEDULE 5.11
                            [Environmental Matters]

                                 SCHEDULE 5.14
                               [Licenses/Permits]

                                 SCHEDULE 5.15
                                  [Employees]

                                 SCHEDULE 5.16
                        [Changes Prior to Closing Date]

                                 SCHEDULE 5.17
                         [Commission or Broker's Fees]

                                 SCHEDULE 5.18
                            [Significant Customers]

                                 SCHEDULE 5.21
                  [Employment Agreements, Benefit Plans, etc.]

                                 SCHEDULE 5.22
                    [Trade Names, Trademarks, Service Marks
                   & Copyrights, Licenses, Agreements, etc.]

                                 SCHEDULE 5.25
                                  [Insurance]

                                  SCHEDULE 7.9
                                   [Options]







                                      2